Exhibit 10.3

2018年6月29日

上海玩聚网络科技有限公司

深圳市中青宝互动网络股份有限公司

共青城增新投资管理合伙企业 (有限合伙)

共青城先行网游投资管理合伙企业 (有限合伙)

深圳鹏资创业投资企业 (有限合伙)

和

跳悦科技 (上海) 有限公司

__________________________________________

股权质押协议

__________________________________________

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股权质押协议

EQUITY PLEDGE AGREEMENT

本股权质押协议(以下称“本协议”)系由以下各方于2018年6月29日在中华人民共和国(以下称“中国”)上海市签署:

This Equity Pledge Agreement (hereinafter referred to as “Agreement”) is entered into by and between the following parties on June 29 , 2018 in Shanghai, the People’s Republic of China (hereinafter referred to as “PRC”):

(1)	出质人1:上海玩聚网络科技有限公司

地址:上海市闵行区紫星路588号2幢1168室

(2)	出质人2:深圳中青宝互动网络股份有限公司

地址:深圳市福田区深南中路电子科技大厦C座43层A1

(3)	出质人3:共青城增新投资管理合伙企业 (有限合伙)

地址:江西省九江市共青城私募基金园区405-200

(4)	出质人4:共青城先行网游投资管理合伙企业 (有限合伙)

地址:江西省九江市共青城私募基金园区405-196

(5)	出质人5:深圳鹏资创业投资企业 (有限合伙)

地址:深圳市南山区桃源街道丽山路大学城创业园1006室

(以上各出质人合称为“出质人”)

(6)	跳悦科技 (上海) 有限公司 (以下称“上海跳悦”或“质权人”)

地址:上海市闵行区紫星路588号2幢4150室

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(1)	Pledgor A: Shanghai Wanju Internet Technology Ltd. Address: Room. 1168, Building 2, No.588 Zixing Road, Minhang District, Shanghai

(2)	Pledgor B: Shenzhen ZQGame Corp. Address: RoomA1, Floor 43, Tower C, Electronic Science & Technology Building, Shennan Middle Road, Futian District, Shenzhen

(3)	Pledgor C: Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership) Address: 405-200, Gongqingcheng Private Equity Funding Park, Jiujiang, Jiangxi Province

(4)	Pledgor D: Gongqingcheng Early Bird Internet Game Investment & Management Partnership (Limited Partnership) Address:405-196, Gongqingcheng Private Equity Funding Park, Jiujiang, Jiangxi Province

(5)	Pledgor E: Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership) Address: Room 1006, University-town Business Park, Lishan Road, Taoyuan Street, Nanshan District, Shenzhen

(Pledgor A to Party E shall collectively be referred to as “Pledgors” or individually as a “Pledgor”)

(6)	Jump Technology (Shanghai) co., Ltd (hereinafter referred to as "WFOE" or “Pledgee”)

Address: Room 4150, Building 2, No. 588, Zixing Road, Minhang District, Shanghai

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(在本协议中, 协议各方合称为“各方”, 单独称为“一方”)

(In this Agreement, all parties shall collectively be referred to as the “Parties” and individually as a “Party”.)

鉴于:

WHEREAS:

(1)	出质人为上海跳跃网络科技有限公司 (以下称“跳跃网络”)的注册股东, 合计持有跳跃网络的100%股权(以下称“股权”。在本协议签署之日, 出质人在跳跃网络注册资本中的出资额和持股比例如本协议附件一所示。);
Pledgors are the registered shareholders of Shanghai Jump Network Technology Co.,Ltd. (hereinafter referred to as “Jump Technology”) which collectively is holding 100% of the Equity Interests of Jump Technology (hereinafter referred to as the “Equity Interests”. See Appendix 1 hereto for Pledgor’s amount of contribution to Jump Technology registered capital and their respective shareholding proportions in Jump Technology)

(2)	根据跳跃网络与质权人签署的《独家商务咨询协议》及《独家技术服务协议》约定, 跳跃网络公司邀请质权人为其提供合同约定服务, 并支付服务费;
The Pledgee and Jump Technology entered into the Exclusive Business Consultation Agreement and Exclusive Technical Service Agreement, whereby Jump Technology has agreed to engage the Pledgee to provide it with services and to pay services fee as set forth therein.

(3)	根据出质人与质权人签署的《独家买入期权协议》, 约定当协议约定的转股条件成就时, 在中国法律允许的条件下, 根据质权人的要求, 出质人应将跳跃网络的部分或全部股权转让给质权人;
The Pledgors and the Pledge entered into the Exclusive Call Option Agreement upon the fulfillment of all the conditions and terms set forth in aforesaid agreement and to the extent permitted under the PRC Laws, the Pledgors shall, upon the request of the Pledgee, transfer all or a portion or Jump Technology’s shares to the Pledgee.

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(4)	为确保出质人履行《独家商务咨询协议》,《独家技术服务协议》以及《独家买入期权协议》以及本合同项下债务本金、利息(包括法定利息、约定利息、复利、罚息)、违约金、赔偿金、质权人实现债权的费用(包括诉讼费用、律师费用、公证费用、执行费用等)以及出质人违约而给质权人造成的损失和其他所有应付费用等义务, 出质人同意将其持有的全部跳跃网络股权出质给质权人, 作为上述合同义务的担保, 并赋予质权人第一顺序优先受偿权 (以下 简 称 “合同义务”).
In order to ensure that the Pledgors repay the Loan and other debts, interests (including statutory interests, conventional interests, compound interests, penalty interests), liquidated damages, compensation, and expenses for enforcing the claim (including litigation costs, attorney costs, public notary costs, enforcement costs) and other losses and costs incurred during the course of the Pledgors’ breaching under the Loan Agreement, Exclusive Business Consultation Agreement, Exclusive Technical Service Agreement, the Exclusive Call Option Agreement and this Agreement, the Pledgors agree to pledge all the Equity Interest in Jump Technology to the Pledgee as security and to grant a first priority for the above-mentioned obligations of the Pledgors and Jump Technology (collectively, the "Contractual Obligations").

因此, 各方经协商一致, 各方达成如下协议:

THEREFORE, based on amiable negotiation, all parties hereby enter into this Agreement as follows:

第一条       定义

ARTICLE 1      Definitions

1.1	除非根据上下文应另作解释, 本协议中, 下列词语含义如下: Unless the context otherwise requires, terms and expressions defined and construed in this Agreement shall have the following meanings:

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“合同义务” Contractual Obligations

指出质人在《独家买入期权协议》、《独家商务咨询协议》、《独家技术服务协议》、《股东权利授权协议》(以上统称为“主协议”)及本协议项下所负的所有合同义务包括但不限于:债务本金、利息(包括法定利息、约定利息、复利、罚息)、违约金、赔偿金、质权人实现债权的费用(包括诉讼费用、律师费用、公证费用、执行费用等)以及出质人违约而给质权人造成的损失和其他所有应付费用等义务。
means all contractual obligations of Pledgors under the Exclusive Call Option Agreement, Exclusive Business Consultation Agreement, Exclusive Technical Service Agreement, Proxy Agreement (collectively, the " Main Agreements")and this Agreement including without limitation to repay the Loan and other debts, interests (including statutory interests, conventional interests, compound interests, penalty interests), liquidated damages, compensation, and expenses for enforcing the claim (including litigation costs, attorney costs, public notary costs, enforcement costs) and other losses and costs incurred during the course of Pledgors’ breaching of contract.

“股权质押” Pledge	具有本协议第2.2条赋予的含义。 shall have meaning set out in article 2.2 hereof.
“质押股权” Pledged Equity

指由出质人于本协议生效时所合法拥有的、并将根据本协议的约定质押给质权人作为其履行本协议约定的合同义务之担保的全部跳跃网络股权(各出质人的具体股权质押情况见本协议附件一。)

means upon the effectiveness of this Agreement, all Equity Interests of Jump Technology pledged as a security for contractual obligations of this Agreement (See Appendix 1 for Pledgors’ Pledged Equity details.)

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“授权委托书” Power of Attorney	具有本协议第11.10条赋予的含义。 shall have meaning set out in article 11.10 hereof.
“中国法律” PRC Laws	指有效的中国的法律、行政法规、行政规章、地方法规、司法解释及其他有约束力的规范性文件。 Means all applicable laws, administrative rules or regulations, judicial interpretations and other regulatory documents of the PRC.
“担保债务” Secured Debts

指质权人因出质人以及跳跃网络的任何违反合同义务而遭受的全部直接、间接的实际损失和可预期利益的丧失, 以及质权人因要求出质人履行合同义务所产生的所有成本。

means all direct and indirect actual losses and loss of predictable benefits suffered by the pledgee due to the pledgor and any breach of the Contractual Obligations of the Jump Technology , and all costed incurred by the pledgee's request for the pledgee to perform Contractual Obligations under the Main Agreements.

1.2	本协议对任何中国法律的援引应视为: The PRC Laws invoked herein shall be construed as follows:

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(1)	包括其生效时间在本协议订立之前或之后的这些中国法律的修正、变更、增补及重新制订的内容;且 together with its subsequent amendments, changes, supplements and renewals; and

(2)	同时包括援引按其规定所制订的或因其而有效的其他决定、通知及规章。 together with those decrees, notices and rules that are promulgated or become valid pursuant thereto.

1.3	除非本协议上下文另有说明, 本协议中所指条、款、项、段落均指本协议中的相应内容。
Unless otherwise indicated in the context of this Agreement, the certain Article, Clause, Item, Paragraph mentioned in this Agreement are referred to as relevant content as specified in such Article, Clause, Item or Paragraph.

第二条      股权质押

ARTICLE 2      Pledge

2.1	出质人兹同意将其合法拥有并有权处分的股权按照本协议的约定出质给质权人, 作为对担保债务的担保。
The Pledgors hereby agree to pledge all of their rightfully owned and entitled Equity Interests to the Pledgee as security for the Secured Debts under this Agreement.

2.2	出质人承诺其将负责在本协议签署的当日将本协议项下的股权质押安排(以下称“股权质押”)记载于跳跃网络的股东名册, 并尽快完成在公司的工商登记机关的股权质押登记。
Pledgors shall register each pledge arrangements under this Agreement (hereinafter the “Pledge”) in the Shareholders’ register of Jump Technology on the date of execution of this Agreement and shall complete the registration as soon as practicable with the Department of the Administration of Industry and Commerce.

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2.3	在本协议有效期间, 除非因质权人的故意或与结果有直接因果关系的重大过失, 对质押股权发生任何价值减少的情况, 质权人不负任何责任, 出质人也无权对质权人进行任何形式的追索或提出任何要求。
The Pledgee will not be liable for any value deduction of Pledged Equity within the effective period of this Agreement unless it is due to Pledgee's intentional misconduct or gross negligence which has direct casual connection with the results, and the Pledgors have no right to claim or to raise any request.

2.4	在不违反上述第2.3条规定的前提下, 若质押股权有任何价值明显减少的可能, 足以危害质权人权利的, 质权人可以随时可以要求出质人或公司立即停止该等行为、提供新的担保、代理出质人拍卖或者变卖质押股权, 并与出质人协议将拍卖或者变卖所得的价款用于提前清偿担保债务或者向质权人所在地公证机关提存(由此所产生之任何费用全部由出质人承担)。
Without violating Article 2.3, in the event of a possibility that the value of pledged Equity will decrease and sufficiently endanger the rights of the Pledgee, the Pledgee can require the Pledgor or Company to immediately stop such acts, provide new guarantees, auction or sell Pledged Equity as the Pledgor’ agent and discharge the Secured Debts in advance or deposit the proceeds of the auction or the sale with local notary office (the Pledgors shall be liable for any expenses incurred therefrom).

2.5	当任何违反合同义务的事件发生时, 质权人有权按本协议第4条规定的方式处分质押股权。 Upon the occurrence of any breaching of Contractual Obligations , the Pledgee has the right to dispose the Pledged Equity under Article 4 of this Agreement.

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2.6	在质权人事先书面同意的情况下, 出质人方可对跳跃网络增资。出质人因对跳跃网络增资而在跳跃网络中增加的出资额亦属于质押股权。
The Pledgors may, with the Pledgee’s prior written consent, increase the Registered Capital of Jump Technology. The increased capital contribution in the Jump Technology shall be deemed to be a portion of Pledged Equity.

2.7	在质权人事先书面同意的情况下, 出质人可就质押股权而分得股利或分红。出质人因质押股权而分得的股利或分红应存入质权人的指定账户内, 受质权人监管, 并作为用于首先清偿担保债务的质押股权。
The Pledgors are entitled to dividends declared or bonus in respect to the Pledge with the Pledgee's prior written consent. Such dividends or bonus shall be paid to the Pledgee’s designated bank account under the supervision of the Pledgee and shall become the Pledged Equity to pay off the Secured Debts with priority.

2.8	质权人(或其指定的委托人)有权在任何违反合同义务的事件发生后, 根据本协议的规定处分任何出质人的任何质押股权。
Following the occurrence of an breach of Contractual Obligations and for as long as such Event of Default is continuing, Pledgee (or its proxy) has discretion to dispose any Pledged Equity of the Pledgor within the provisions of this Agreement.

2.9	股权质押登记办理完毕后, 跳跃网络的有效股东名册、出资证明书将由质权人保管。
Following the completion of due administrative process of the pledged, Pledgee shall control and keep accurate the effective register book(s) and investment certificate(s) of shareholders of the Jump Technology.

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第三条       质押的解除

ARTICLE 3      Release of Pledge

在出质人和跳跃网络充分、完全地履行了所有的合同义务后, 质权人应根据出质人的要求, 解除本协议下的质押, 并配合出质人办理在跳跃网络的股东名册以及公司的工商登记机关内所作的股权质押登记的注销, 因解除质押而产生的合理费用由出质人承担。

In the event of Pledgors and Jump Technology has fully and completely performed all Contractual Obligations thereunder, the Pledgee shall, upon the Pledgors’ request and subject to the Pledgor paid all reasonable costs incurred, release the Pledge and execute all necessary documents in Shareholders’ Register and with the Department for the administration of Industry and Commerce, and do such other things that may be necessary to release the Pledge in a timely manner.

第四条       质押股权的处分

ARTICLE 4      Dispose of Pledged Equity

4.1	出质人和质权人兹同意, 如发生任何违反合同义务的事件, 则质权人有权在给予出质人书面通知后的任意时间, 行使其根据中国法律、交易安排及本协议条款而享有的全部违约救济权利, 包括但不限于拍卖或变卖质押股权以优先受偿。
The Pledgors and the Pledgee hereby agree and confirm that, upon the occurrence of any breach of Contractual Obligations, the Pledgee is entitled to exercise all of its right of relief pursuant to PRC Laws, trading arrangements and this Agreement, including without limitation, at any time after giving Pledgor the written notice, to sell or auction the Pledged Equity with a priority in repayment.

4.2	质权人有权以书面方式指定其律师或其他代理人行使其上述的任何及所有权利和权力, 出质人对此不得提出异议。
The Pledgee may assign all or a portion of abovementioned rights or powers to its designated attorney or proxy with prior written notice to the Pledgors; the Pledgors shall not raise any objections for such transfer or assignment.

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4.3	质权人在行使上述任何权利时所产生的合理费用均由出质人承担, 质权人有权从其行使权利而获得的款项中扣除该等费用。
The Pledgors shall indemnify the Pledgee in respect of all costs and expenses reasonably incurred by the Pledgee in the course of exercising any of abovementioned rights within the provisions of this Agreement. All such costs and expenses incurred shall be deducted when exercising such rights by the Pledgee.

4.4	质权人行使其权利获得的款项, 应按下列顺序进行处理: All proceeds received from exercising the rights by the Pledgee shall be processed in following orders:

(1)	因处分质押股权和因质权人行使其权利而产生的一切费用(包括但不限于法院的费用和支付其律师和代理人的酬金);
to pay the amount of all costs and expenses arising from the disposal of Pledged Equity and from the exercising of Pledgee's rights (including but not limited to court fees and attorney and proxy’s remuneration).

(2)	因处分质押股权而应缴的税费;和 to pay tax arising from disposal of Pledged Equity.

(3)	向质权人偿还担保债务。 to discharge Secured Debts to the Pledgee.

扣除上述款项后如有余款, 质权人应将余款交还出质人或根据有关法律、法规对该款项享有权利的其他人, 或者向质权人所在地公证机关提存(由此所产生之任何费用全部由出质人承担)。

the balance of the proceeds, if any, shall be returned to the Pledgors or be paid to any other entitled third party in accordance with relevant laws and regulations or be deposited to the notary office where the Pledgee located (the Pledgors shall indemnify all such costs and expenses incurred).

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4.5	质权人有权选择同时或先后行使其享有的任何违约救济, 质权人在行使本协议项下的拍卖或变卖质押股权的权利前, 无须先行使其他违约救济。
Pledgee is entitled, at its sole discretion, to exercise all its rights under this Agreement simultaneously or successively. Pledgee can immediately exercise the rights to auction or to sell the Pledged Equity without any remedies in advance.

第五条       费用及开支

ARTICLE 5      Fees and Expenses

一切与本协议项下股权质押的设定有关的实际开支, 其中包括(但不限于)印 花税、任何其他税收及全部法律费用等, 由双方依法承担。

Both parties shall be responsible to pay, under applicable PRC laws, the amount of all actual costs and expenses incurred under this Agreement, including without limitation, the stamp duties, relevant taxes and all legal fees.

第六条       持续性及不弃权

ARTICLE 6      Continuity and Non-Waiver

本协议项下设立的股权质押是出质人对质权人的一项持续的保证, 其保证的有效性应延续至合同义务被完全履行或担保债务被完全清偿时止。质权人对出质人任何违约的豁免、宽限或质权人延迟行使其在交易安排及本协议项下的任何权利, 均不能影响质权人在本协议和有关中国法律下而享有的权利。质权人在任何时候均有权要求出质人严格执行交易协议及本协议项下义务, 且有权要求出质人承担因违反交易协议及/或本协议项下的义务而应承担的责任。

The Pledge under this Agreement is a continuous warranty to the Pledgee. The effectiveness of the warranty shall not be waived until all Contractual Obligations were fully performed or all Secured Debts were satisfied. Pledgee's waiver or tolerance to Events of Default or delay in exercising rights stipulated in trade agreement or this Agreement will not constitute a waiver of Pledgee's rights under this Agreement and the PRC Laws. Pledgee shall have right to request the Pledgors to either diligently perform obligations under any trade agreements or this Agreement or be liable for any responsibilities arising from the breaching of any of trade agreements or this Agreement.

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第七条       声明及保证

ARTICLE 7      Warranties and Representations

出质人兹分别及连带地向质权人声明及保证如下:

The Pledgor hereby jointly and individually warrant and represent that:

7.1	其为具有完全行为能力的中国公民;其均具有完全、独立的法律地位和法律能力, 并已获得适当的授权签署、交付并履行本协议, 均可以独立地作为一方诉讼主体。
they are Chinese citizen with the full capacity for civil rights and has the power to enter into, perform and deliver, and has taken all necessary action to authorize the entry into, performance and delivery of this Agreement and the transactions contemplated by this Agreement.

7.2	出质人在本协议生效前, 生效时及生效后向质权人提供的、有关出质人的及本协议要求的所有事项的一切报告、文件及信息的所有实质内容在本协议生效期间都是真实和准确的。
all substantial contents in reports, documents and other relevant information provided by Pledgors before, after or at the time this Agreement was entered into are true and accurate during the term of this Agreement.

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7.3	在本协议生效时, 出质人是质押股权的排他性的合法所有权人, 有权处分质押股权及其任何部份, 没有任何现存的有关质押股权所有权的争议。
at the time of entering into this Agreement, the Pledgors are the exclusive legal owner of the Pledged Equity that has been registered under his or her name and is entitled to dispose all or any portion of it. The Pledgors warrant that there is no existing dispute or claim in relation to the ownership of the Pledged Equity.

7.4	除因本协议而在质押股权上设定的担保权益外, 质押股权上不存在任何其他担保权益或第三人的权益。
no Security for any other pledgee or third party is in existence over the Pledged Equity or any collateral to it thereof except for the Pledge created under terms of this Agreement.

7.5	质押股权是可以依法出质和转让的, 且出质人有充分的权利和权力依本协议的规定将质押股权出质给质权人。
the Pledged Equity shall be lawfully pledged and transferred. The Pledgor has full right and power to transfer or otherwise dispose the Pledged Equity or any collateral to it thereof in accordance with this Agreement.

7.6	未经质权人的事先书面同意, 出质人不得在质押股权上再设立或允许设立任何新的质押或其它任何担保权益。 shall not create or permit to create any new security on any Pledged Equity created by this Agreement without the prior written consent of Pledgee.

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7.7	未经事先书面通知质权人并获得其事先书面同意, 出质人不得将质押股权转让。出质人转让质押股权所得价款应首先向质权人用于提前清偿担保债务或向与质权人约定的第三人提存。如任一出质人在获得质权人的同意转让其所持有的质押股权, 其他出质人持有的质押股权继续受本协议的约束而不受影响。
shall not transfer the Pledged Equity without the prior written consent of the Pledgee. The proceeds from the transfer by the Pledgors shall be used to pay in advance the Secured Debts or be deposited with a third party as agreed between the Pledgors and the pledge. If the Pledgee permits such transfer of pledged equity of one Pledgor, the pledged equity of the other Pledgor will continue to subject to this Agreement and will not be affected.

7.8	在中国法律许可的范围内, 质权人有权单方决定并提前七(7)天向出质人和公司发出书面通知将本协议及主协议项下的权利和义务全部或部分转让予任何第三方。出质人应经质权人要求签署有关的协议或文件(包括但不限于新的股权质押协议), 出质人和公司应立即配合办理各项股权质押的手续。
To the extent permitted by the PRC laws, the Pledgee shall have the right to unilaterally decide and give written notice to the Pledgor and Company within seven (7) days in advance to transfer all or part of the rights and obligations under this Agreement and the Main Agreements to any third party. Pledgor shall be required to sign the relevant agreements or documents (including but not limited to the new equity pledge agreements) upon the request of Pledgee, at the meantime, Pledgor and Jump Technology shall immediately cooperate in the handling of equity pledge procedures.

7.9	本协议经出质人和质权人合法签署, 对出质人构成合法、有效和具有约束力的义务。 this agreement shall be legal and effective obligations on each Party and shall be binding on the Pledgors and the Pledgee upon execution.

7.10	就本协议的签署和履行及本协议项下之股权质押须获得的任何第三人的同意、许可、弃权、授权或任何政府机构的批准、许可、豁免或向任何政府机构办理的登记或备案手续(如依法需要)已经获得或办理, 并将在本协议有效期内充分有效。
any consent, license, waiver and authorization from third parties or any approval, license, exemption from government department or any all registration or record filing (if required by laws) from the government authorities in relation to the execution and performance of the Pledge under this Agreement shall remain effective during the term of this Agreement.

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7.11	出质人签署和履行本协议与对其适用的所有法律、以其为一方的或对其资产有约束力的任何协议、任何法院判决、任何仲裁机构的裁决、任何行政机关的决定并无违反或抵触。
the execution and performance by the Pledgors under this Agreement does not violate any PRC Laws, agreements, court judgment, arbitration award and administrative agency’s decree to which he or she is a party or may bind on the Pledged Equity,

7.12	本协议项下的质押为跳跃网络股权权益上第一顺序的担保权益。 the Pledge under this Agreement shall be pledge of the first priority over the Equity of Jump Technology.

7.13	在任何法院、仲裁庭、行政机关均不存在任何未决的、或就出质人所知即将发生的足以使得出质人的经济状况或其履行本协议项下之义务和担保责任的能力造成重大的或不利的影响的诉讼、法律程序或请求, 包括, 针对出质人、财产、或质押股权的诉讼、法律程序或请求。
there is no existing or pending litigation, legal proceeding or request from any court, arbitration tribunal and administrative agency to the knowledge of the Pledgors, which shall substantially affect Pledgor's financial conditions and performance capacities under this Agreement.

7.14	出质人向质权人保证上述声明及保证在合同义务被全部履行或担保债务被完全清偿前的任何时候的任何情形下, 都将是真实的和准确的。
the representations and warranties given above made by the Pledgors as of the date of this Agreement shall deem to be true and accurate and shall be performed completely and properly.

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7.15	当有任何法律诉讼、仲裁或其它请求发生, 可能会对出质人或质权人在本协议项下的利益或质押股权有不利影响时, 出质人保证将尽快、及时以书面形式通知质权人, 并根据质权人的合理要求, 采取一切必要措施以确保质权人对质押股权的质押权益。
if there is any pending legal proceeding, arbitration or request which would negatively affect Pledged Equity and any other interests under this Agreement, the Pledgor shall notify the Pledgee in writing in a timely manner and shall take all necessary measures to ensure the interests of pledged Equity upon the reasonable request of the Pledgee.

7.16	如果由于本协议项下质权的行使而引起任何质押股权的转让, 出质人保证采取一切措施以实现该等转让。
if the exercise of this Agreement caused any transfer of Pledged Equity, the Pledgor shall take all necessary measures to achieve and complete such transfer.

第八条       情势变迁

ARTICLE 8      Changes in Circumstances

作为补充, 且不与交易安排及本协议的其它条款相违背, 如果在任何时候, 由于任何中国法律的颁布或改变, 或由于对中国法律的解释或适用发生改变, 或由于有关行政程序的改变, 使得质权人认为维持本协议生效及/或以本协议规定的方式处分质押股权变为不合法或与该等中国法律相违背时, 出质人应立即按质权人的书面指令, 并根据质权人的合理要求, 采取任何行动和/或签署任何协议或其他文件, 以:

As supplementary to this Agreement and not contravenes terms in any trading arrangements and this Agreement, if at any time the changes or enactment of the PRC Laws and changes of judicial interpretation of the PRC Laws, which make the Pledgee believes that the disposal of Pledged Equity in a way stipulated in this Agreement shall become illegal or against the PRC Laws, the Pledgors shall, upon Pledgee's reasonable written instruction and request, take all necessary action and /or execute any agreements or related documents:

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(1)	保持本协议有效; To keep this Agreement remains effective;

(2)	便利于以本协议规定的方式处分质押股权;和/或 To facilitate the disposition of the Pledged Equity in this Agreement, and/or

(3)	维持本协议的意图或实现根据本协议设立的担保权利。 To maintain the purpose of this Agreement and to realize the Security rights established under this Agreement.

第九条      本协议之生效和期限

ARTICLE 9      Terms of This Agreement

9.1	各方兹此确认, 本协议经双方正式签署时成立并生效。 All Parties hereby agree that this Agreement is concluded and takes effect once it is duly executed by the Parties (“Effective Date”).

9.2	本协议签署后的三(3)日内, 出质人应将前述股东名册上之股权质押的登记证明以质权人满意的形式提供给质权人。
Within three (3) days after the execution of this Agreement, Pledgors are responsible for delivery a certification as an effective proof to the record on the Register of Shareholders in a way agreed by the Pledgee.

9.3	为了确保本协议下的质押持续有效, 出质人应不迟于2018年 7月30日在公司的工商登记机关适当完成股权质押的相关登记, 并应在完成以上登记后的二(2)日内立即将相关登记证明以质权人满意的形式提供给质权人。
To ensure the effectiveness of the Pledge under this Agreement, Pledgors shall complete the registration of the Equity Pledge in the Department of the administration of Industry and Commerce on a day no later than July 30 ,2018 and within two (2) days after such registration, shall deliver the certificate to the Pledgee in a way satisfied by the Pledgee .

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9.4	本协议有效期至主协议项下的全部义务已全部履行, 或主协议终止, 或担保债务已全部得到履行之日止。如主协议有效期延长, 则本协议有效期自动延长。
This Agreement shall remain effective until all the obligations until the Main Agreements have been fulfilled, or the Main Agreements are terminated, or the Secured Debts has been fully executed. If the validity period of the Main Agreements are extended, the validity of this Agreement will be automatically extended.

9.5	质权人有权提前三十(30)天向出质人发出书面通知而解除本协议。 Pledgee reserves the right to terminate this Agreement by giving written notice to Pledgor thirty (30) days in advance.

第十条      通知

ARTICLE 10      Notice

10.1	本协议规定一方向另一方发出的通知或书面函件(包括但不限于本协议项下所有书面文件或通知)均应通过以下方式送达相应一方:
Any notice or written communication provided for in this Agreement by either Party to the other, including but not limited to any and all writings or notices to be given hereunder, shall be delivered as per the contact information shown on the cover page of this Agreement:

(1)	当面递交;或 by hand; or

(2)	专递信函;或 by courier service delivered letter; or

(3)	传真;或 by facsimile; or

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(4)	电子邮件。 by email.

10.2	上述通知或者书面函件在以下时间被视为已经送达: Notices shall be deemed to have been delivered at the following times:

(1)	如果以当面递交方式送达, 送达指定地址并签署回执或其他送达证明; if by hand, on reaching the designated address and subject to return receipt or other proof of delivery;

(2)	如果是以专递信函方式送达, 为递交日后的第二个营业日; if by courier, the second workday after the date of dispatch;

(3)	如果是以传真的方式送达, 为发送传真方的传真机发送的报告确认书(表明已向相关传真号码发送完整的、未中断的传真)上标记的日期后的下一个营业日;且
if by fax, upon the next workday following the date marked on the confirmation of transmission report by the sender's fax machine, indicating completed uninterrupted transmission to the relevant facsimile number; and

(4)	如果是以电子邮件的方式送达, 为发件人电子邮件服务系统中 “已发件箱”所注明的发件时间。 if by email, upon the next workday following the date indicated in the sent box of the email service system.

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10.3	在本协议期限内, 一方可随时根据第10.1条的约定, 通知另一方变更通知送达地址。
During the term of this Agreement, each Party may change its particulars for receipt of notices at any time by notice given to the other Party in accordance with this Article 10.1.

第十一条      其他事项

ARTICLE 11      Miscellaneous

11.1	在不违反中国法律和本协议约定的前提下, 质权人无需征得出质人同意, 在其通知出质人后, 即可将质权人在本协议项下的权利和/或义务转让给任何第三方;但出质人未取得质权人事先书面同意, 不得将其在本协议项下的权利、义务或责任转让给任何第三方。出质人的继受人或经许可的受让人(如有)须继续履行出质人在本协议项下的义务。
The Pledgee is entitled to transfer rights and obligations hereunder to any third parties after notifying the Pledgor in accordance with the PRC Laws. However, the Pledgor shall not transfer any of the rights and/or rights to any third party without prior written notice of the Pledgee. The legal successor of the Pledgor or authorized assignee, if any, shall continue to perform all obligations of the Pledgor under this agreement

11.2	本协议用中文和英文做成, 中英文具有同等效力, 但发生冲突时以中文为准。本协议正本一式六份, 本协议之各方当事人各执一份, 为登记或备案之目的可相应增加签署正本份数(如需)。
This Agreement shall be made in Chinese and English with equal standing, and the Chinese version of this Agreement shall prevail in case of any discrepancy. This Agreement is made with six copies of the original, with every concerned Party given one copy, for the purposes of registering or filing it is permissible to make more signed original copies (if needed).

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11.3	本协议的订立、履行、修改、解释和终止均适用中华人民共和国法律。 The execution, performance, amendment, interpretation and termination of this agreement shall be governed by the PRC Laws.

11.4	本协议项下发生的及与本协议有关的任何争议应由争议方协商解决, 如争议产生后三十(30)天内争议方无法达成一致意见的, 则该争议应提交上海国际经济贸易仲裁委员会, 依据该委员会的仲裁规则在上海市进行仲裁, 仲裁的结果是终局性的, 对争议方均有约束力。
Any disputes that arising under this Agreement or in relation to it will require the disputing Parties to negotiate a settlement. If the disputing Parties have not come to a common agreement within thirty (30) days, this dispute will be submitted to the Shanghai International Economic and Trade Arbitration Commission, which will arbitrate the dispute in Shanghai under the arbitration rules of the Commission. The award of the arbitration shall be final, and binding for the disputing Parties.

11.5	本协议任何条款赋予各方的任何权利、权力和补救并不能排除该方依据法律规定及本协议项下其他条款所享有的其他任何权利、权力或补救, 且一方对其权利、权力和补救的行使并不排除该方对其享有的其他权利、权力和补救的行使。
Any right, power and remedy entrusted to every Party by any article of this Agreement does not remove any other rights, powers and remedies accorded to said Party based on legal regulations and contained in this Agreement’s other articles. Moreover, one Party’s exercise of its rights, powers and remedies does not prevent it from being able to exercise its other rights, powers and remedies.

11.6	一方未行使或延迟行使其根据本协议或法律享有的任何权利、权力和补救将不视为对这些权利、权利和补救的放弃;任何单次或部分的放弃亦不妨碍将来对这些权利、权力和权利的行使。
No failure or delay by any Party in exercising any right, power or remedy under this Agreement shall be deemed as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.

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12.7	本协议各条的标题仅为索引而设, 在任何情况下, 该等标题不得用于或影响对本协议条文的解释。
Headings of this Agreement are setup for convenience only and in no event shall the headings be used to interpret or affect the interpretation of this Agreement.

11.8	本协议的每一条款均可分割且独立于其他每一条款, 如果在任何时候本协议的任何一条或多条条款成为无效、不合法或不能执行, 本协议其他条款的有效性、合法性和可执行性并不因此而受到影响。
Each term or provision this Agreement shall be severable. If at term or other provision of this Agreement is invalid, illegal, or unenforceable, all other terms and provision of this Agreement shall nevertheless remain in full force and effect.

11.9	本协议构成各方关于本协议项下事宜之全部并且唯一的协议, 并应取代哥方之间此前与本协议项下事宜有关的全部口头或书面的协议、理解和沟通。只有在各方签署书面文件后方可变更、修改或补充本协议。
This Agreement constitutes the complete and only agreement between the Parties on the subject matter hereof and replaces all previous oral or written agreements, understandings and communications of the Parties in respect of the subject matter hereof, and may not be amended, modified or supplemented except by a written instrument executed by all the Parties.

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11.10	本协议签订后, 出质人应当签署一份授权委托书(如本协议附件二所示, 以下称“授权委托书”), 委托质权人指定的任何人(以下称“受托人”)代表其签署本协议及有关的所有文件, 使质权人行使其本协议项下的权利。该授权委托书应交由质权人保管, 且在需要时, 质权人可随时把该授权委托书递交给有关政府部门。当且仅当质权人向出质人发出撤换受托人的书面通知时, 出质人应立即撤销对现有受托人的委托, 并委托质权人届时指定的其他受托人代表其根据本协议签署使质权人行使其本协议项下的权利所需的任何及所有法律文件, 新的授权委托书一经做出即取代原授权委托书;除此外, 出质人不得撤销向受托人做出的授权委托书。
After entering into this Agreement, Pledgor shall sign an authorization letters individually (see Appendix 2 of this Agreement, hereinafter referred to as "Power of Attorney"), to entrust person designated by Pledgee (herein after referred to as the "Trustee") as its agent to enter into this Agreement and any relevant documents. Such power of attorney shall be in the custody of the Pledgee and the Pledgee can submit the Power of Attorney to relevant governmental authorities at any time when needed. The Pledgors shall immediately revoke such power of attorney and authorize the trustee designated by the Pledgee to exercise all its rights and to sign all necessary documents under this Agreement. After execution of this new Power of Attorney, the original Power of Attorney shall be revoked immediately upon execution. Nevertheless, Pledgors shall not revoke such authorization made to the Pledgee.

11.11	尽管有前款规定, 如果依据中国法律、公司章程或有关政府机构的要求, 如果与质权人行使本协议下的权利相关的文件或事项必须由出质人签署或完成, 出质人应及时履行。
Despite of the above, in accordance with the PRC Laws, Article of Association or specific demands of relevant governmental agencies which requires that certain documents may become effective only by entering between the Pledgors and the Pledgee, the Pledgors shall execute such document in a timely manner.

[本页以下无正文]

[Conclusion of Main Body]

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[签署页]

[Signature Page]

兹此为证, 本股东表决权委托协议由以下各方于文首之日期及地点签署。

IN WITNESS WHEREOF, this Agreement has been entered into by the Parties as of the date and at the place first above written.

上海玩聚网络科技有限公司 Shanghai Wanju Internet Technology Ltd. 签章Seal: 代表签名Signature:	共青城增新投资管理合伙企业(有限合伙) Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership) 签章Seal: 代表签名Signature:

深圳市中青宝互动网络股份有限公司 Shenzhen ZQGame Interactive Corp. 签章Seal: 代表签名Signature:	共青城先行网游投资管理合伙企业(有限合伙) Gongqingcheng Early Bird Online Game Investment & Management Partnership (Limited Partnership) 签章Seal: 代表签名Signature:

深圳鹏资创业投资企业(有限合伙)

Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership)

签章Seal:

代表签名Signature:

跳悦科技(上海)有限公司

Jump Technology (Shanghai) co., Ltd

签章Seal:

代表签名Signature:

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附件一:

Appendix 1

上海跳跃网络科技有限公司股权结构

Equity Structure of Shanghai Jump Network Technology Co.,Ltd.

股东姓名或名称 Name of the Shareholder	所占注册资本额 Contribution	出资比例 Percentage
上海玩聚网络科技有限公司 Shanghai Wanju Internet Technology Ltd.	肆佰玖拾万元 4,900,000RMB	49.00%
深圳市中青宝互动网络股份有限公司 Shenzhen ZQGame Interactive Internet Corp.	壹佰玖拾玖万元 1,990,000RMB	19.90%
共青城增新投资管理合伙企业(有限合伙) Gongqingcheng Zengxin Investment & Management Partnership (Limited Partnership)	壹佰伍拾万元 1,500,000 RMB	15.00%
共青城先行网游投资管理合伙企业(有限合伙 Gongqingcheng Early Bird Internet Game Investment & Management Partnership (Limited Partnership)	壹佰零壹万元 1,010,000RMB	10.10%
深圳鹏资创业投资企业(有限合伙) Shenzhen Pengzi Venture Capital Enterprise (Limited Partnership)	陆拾万元 600,000 RMB	6.00%

日期:2018年6月29日

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附件二:

Appendix 2

授权委托书

Power of Attorney

本公司,                                          , 兹委托                      (身份证号码:                                     ) (“受 托 人”), 作为 本 公 司 的 授 权 委 托 人 , 签署所有为跳悦科技(上海)有限公司行使其与本公司签署的《股权质押协议》项下的权利所必需或有用的法律文件。

This company                                       , hereby appoints                                    [ID No.                                  ] (“the Trustee”) to be the trustee of the Principal and in his name and on his behalf and as his act and deed or otherwise to execute, sign, do and make all or any deeds, contracts, agreements, documents, acts or things as may be required with respect to the Equity Pledge Agreement on the part of the Principal with Jump Technology (Shanghai) Co., Ltd.

公章 / 签字Seal:

日期Date: / 年 / 月 / 日

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